Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agree to file jointly the statement on Schedule 13D (including any amendments thereto) with respect to the Ordinary Shares, par value $0.00002 per share, of Genetron Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning another party making the filing unless such party knows or has reason to believe that such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]

Date: October 20, 2023

CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED

By:	/seal/ China International Capital Corporation Limited

/s/ Zhaohui Huang
	Name:	Zhaohui Huang
	Title:	President

CICC CAPITAL MANAGEMENT CO., LTD.

By:	/seal/ CICC Capital Management Co., Ltd.

/s/ Junbao Shan
	Name:	Junbao Shan
	Title:	Chairman of Board of Directors

CICC KANGZHI (NINGBO) EQUITY INVESTMENT MANAGEMENT CO., LTD.

By:	/seal/ CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd.

/s/ Xia Wu
	Name:	Xia Wu
	Title:	Director

CICC KANGRUI (NO.1) NINGBO EQUITY INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP)

By:	CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd., its general partner

By:	/seal/ CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd.

/s/ Xia Wu
	Name:	Xia Wu
	Title:	Director

[Signature Page to Joint Filing Agreement to Schedule 13D – Genetron Holdings Limited]

TIANJIN KANGYUE BUSINESS MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd., its general partner

By:	/seal/ CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd.

/s/ Xia Wu
	Name:	Xia Wu
	Title:	Director

CHINA INTERNATIONAL CAPITAL CORPORATION (INTERNATIONAL) LIMITED

By:	/seal/ China International Capital Corporation (International) Limited

/s/ Wing Fai Joseph Wong
	Name:	Wing Fai Joseph Wong
	Title:	Authorized Signatory

CICC CAPITAL (CAYMAN) LIMITED

By:	/s/ Junbao Shan
	Name:	Junbao Shan
	Title:	Director

By:	/s/ King Fung Wong
	Name:	King Fung Wong
	Title:	Director

CICC HEALTHCARE INVESTMENT MANAGEMENT LIMITED

By:	/s/ Xia Wu
	Name:	Xia Wu
	Title:	Director

/s/ Jin Wang
	Name:	Jin Wang
	Title:	Director

[Signature Page to Joint Filing Agreement to Schedule 13D – Genetron Holdings Limited]

CICC HEALTHCARE INVESTMENT FUND, L.P.,
acting through its general partner, CICC Healthcare Investment Management Limited

By:	/s/ Xia Wu
	Name:	Xia Wu
	Title:	Director of CICC Healthcare Investment Management Limited

/s/ Jin Wang
	Name:	Jin Wang
	Title:	Director of CICC Healthcare Investment Management Limited

[Signature Page to Joint Filing Agreement to Schedule 13D – Genetron Holdings Limited]